                                                                    EXHIBIT 23.1


                   (Hacker, Johnson & Smith, P.A. letterhead)




                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the inclusion in this Amendment Number One to the Registration Statement filed by Madison Bancshares, Inc. on Form 10-SB under the Securities Exchange Act of 1934 of our report dated February 7, 2001, on our audit of the financial statements of Madison Bank as of December 31, 2000 and 1999 and for the years then ended.




/s/ Hacker, Johnson & Smith, PA
HACKER, JOHNSON & SMITH, P.A.
Tampa, Florida
July 13, 2001